UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007 (March 30, 2007)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On March 30, 2007, Alliance One International, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company and Intabex Netherlands B.V. (“Intabex”) as Borrowers, Alliance One International AG (“AOIG”), as a Guarantor, the Lenders from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and ING Bank N.V., London Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch and Societe Generale, as Documentation Agents.  A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Credit Agreement which is incorporated by reference herein.

The Credit Agreement amends and restates the Company’s prior credit agreement and provides for senior secured credit facilities (the “Credit Facility”) that consists of:

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a three and one-half year $240.0 million revolver (the “Revolver”) which initially accrues interest at a rate of LIBOR plus 2.75%; and

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a four-year $145.0 million term loan B (the “Term Loan B”) which accrues interest at a rate of LIBOR plus 2.25%

The interest rate for the Revolver may increase or decrease according to a pricing matrix in the Credit Agreement.  The Company has the ability to increase the Revolver by up to $10.0 million under certain circumstances.

The parties to the Credit Agreement closed the Credit Agreement and funded the Term Loan B on March 30, 2007.  There was no initial draw on the Revolver.

Borrowers and Guarantors. One of our primary foreign holding companies, Intabex, is co-borrower under the Revolver, and our portion of the borrowings under the Revolver is limited to $150.0 million outstanding at any one time. Intabex is the sole borrower under the Term Loan B. One of our primary foreign trading companies, AOIAG, is a guarantor of Intabex’s obligations under the Credit Agreement. Such obligations are also currently guaranteed by us and must be guaranteed by any of our material direct or indirect domestic subsidiaries.

Collateral. Our borrowings under the Credit Facility are secured by a first priority pledge of:

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100.0% of the capital stock of any material domestic subsidiaries;

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65.0% of the capital stock of any material first tier foreign subsidiaries;

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U.S. accounts receivable and U.S. inventory owned by us or our material domestic subsidiaries (other than inventory the title of which has passed to a customer and inventory financed through customer advances); and

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Intercompany notes evidencing loans or advances we make to subsidiaries that are not guarantors.

In addition, Intabex’s borrowings under the Credit Facility are secured by a pledge of 100.0% of the capital stock of Intabex, AOIAG, and certain of our and Intabex’s material foreign subsidiaries.

Financial Covenants. The Credit Facility includes certain financial covenants and required financial ratios, including:

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a minimum consolidated interest coverage ratio of not less than 1.55 to 1.00;

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a maximum consolidated leverage ratio of not more than 6.25 to 1.00;

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a maximum consolidated total senior debt to borrowing base ratio of not more than 0.85 to 1.00; and

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a maximum amount of annual capital expenditures of $40,000,000 during any fiscal year of the Company.

Certain of these financial covenants and required financial ratios adjust over time in accordance with schedules in the Credit Agreement.

The Credit Agreement also contains certain customary affirmative and negative covenants, including, without limitation, restrictions on additional indebtedness, guarantees, liens and asset sales.

Item 9.01

Financial Statements and Exhibits.

Exhibit 10.1

Amended and Restated Credit Agreement, dated March 30, 2007 by and among Alliance One International, Inc. and Intabex Netherlands B.V., as Borrowers, Alliance One International AG, as a Guarantor, the Lenders from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and ING Bank N.V., London Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch and Societe Generale, as Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: April 5, 2007	BY:	/s/ Thomas G. Reynolds
Thomas G. Reynolds
Vice President – Controller
(Chief Accounting Officer)